UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                            ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, Macy’s, Inc. (“Macy’s” or the “Company”) announced that Paula A. Price will be appointed Chief Financial Officer effective July 9, 2018. Ms. Price will be responsible for leading the Company’s finance, accounting, investor relations and internal audit functions. Ms. Price will succeed Karen Hoguet who plans to retire at the end of fiscal 2018.
Ms. Price joins Macy’s with 30 years of finance experience primarily in retail and consumer-facing businesses. She is currently a full-time senior lecturer in the Accounting and Management Unit at Harvard Business School, a position she has held since 2014. Until 2014, Ms. Price was executive vice president and chief financial officer of Ahold USA, a retailer that operates supermarkets under the Stop & Shop, Giant and Martin’s names and the Peapod online grocery delivery service. At Ahold, Ms. Price led a team of over 1,000 across finance, accounting, strategy and planning, real estate and information technology. Prior to joining Ahold in 2009, Ms. Price was senior vice president, controller and chief accounting officer at CVS Caremark Corporation. Earlier in her career, Ms. Price held finance and strategy positions at a variety of retail, consumer products and financial services companies.
The Compensation and Management Development (CMD) Committee of the Macy’s Board of Directors approved the following compensation arrangements for Ms. Price:

•
Annual base salary of $770,000; annual target incentive opportunity of 100% of base salary under the Senior Executive Incentive Compensation Plan; and a target annual equity grant with a grant date fair value of $1,415,000 under the 2018 Equity and Incentive Compensation Plan (the “Plan”), in a combination of performance-based restricted stock units and stock options, weighted 60% and 40%, respectively, based on grant date fair value. The performance-based restricted stock units will vest at the end of a three-year performance period based on performance against pre-determined goals and the stock options will vest 25% on each of the first four anniversaries of the grant date. Annual incentive opportunity and annual equity grant will be prorated for fiscal 2018.

•
Sign-on bonus of $300,000 payable upon hire, subject to a repayment agreement. Ms. Price must repay 100% of the sign-on bonus if she voluntarily terminates employment within the first 12 months of hire date and 50% if she voluntarily terminates employment within months 13 to 24.

•
Sign-on equity grants under the Plan of stock options and time-based restricted stock units each with a grant date fair value of $350,000 and vesting in one-third increments on each of the first three anniversaries of the grant date.

•	Participation in the Company’s Senior Executive Severance Plan, Change in Control Plan and relocation program.

Item 9.01.         Financial Statements and Exhibits.

                (d)      Exhibits

                           99.1   Press Release of Macy’s dated May 23, 2018

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 25, 2018	By: /s/Ann Munson Steines
Name: Ann Munson Steines
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary